



<ARTICLE>                                      5
<LEGEND>
A number of companies  (Henrietta  Mines,  Inc.,  U.S.  Borax,  Midwest Oil
     Corporation  and  Kerr-McGee  Corporation)  have  collected  samples on the property.  The assays  have  ranged in value from nil to 1.7 ounces of gold per ton across a 6 inch vein (John S. Vincent, 1984). The exact location of all of the sampling is not known.
2.   For more information,  please see the Consolidated  Statement of Changes in
     Shareholders'   Equity  in  the  Company's   December  31,  1998  Financial
     Statements.
3.   For more information,  please see the Consolidated  Statement of Changes in
     Shareholders'   Equity  in  the  Company's   December  31,  1998  Financial
     Statements.
</LEGEND>



<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              Dec-31-1998
<PERIOD-START>                                 Jan-01-1998
<PERIOD-END>                                   Dec-31-1998
<CASH>                                         50,407
<SECURITIES>                                   0
<RECEIVABLES>                                  2,063
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               52,470
<PP&E>                                         1,507,952
<DEPRECIATION>                                 41,753
<TOTAL-ASSETS>                                 1,608,669
<CURRENT-LIABILITIES>                          365,922
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       7,508,593
<OTHER-SE>                                     249,862
<TOTAL-LIABILITY-AND-EQUITY>                   1,608,669
<SALES>                                        0
<TOTAL-REVENUES>                               0
<CGS>                                          0
<TOTAL-COSTS>                                  2,396,731
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             135,023
<INCOME-PRETAX>                                (2,396,731)
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            (2,396,731)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (2,396,731)
<EPS-BASIC>                                  (0.25)
<EPS-DILUTED>                                  (0.25)



